Exhibit 99.1
TaskUs Announces Fiscal First Quarter 2024 Results
NEW BRAUNFELS, Texas, May 8, 2024 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the first quarter ended March 31, 2024.
•Total revenues of $227.5 million.
•GAAP net income of $11.7 million, GAAP net income margin of 5.1%.
•Non-GAAP Adjusted Net Income of $27.3 million, non-GAAP Adjusted Net Income margin of 12.0%.
•GAAP diluted EPS of $0.13, non-GAAP Adjusted EPS of $0.30.
•Adjusted EBITDA of $50.6 million, Adjusted EBITDA margin of 22.2%.
•Net cash provided by operating activities of $51.2 million, Free Cash Flow of $47.6 million and 94.1% conversion of Adjusted EBITDA to Free Cash Flow.
“Our teams have continued to deliver in the face of an unpredictable macro environment. As a result of their efforts we, again, outperformed the top end of our revenue and Adjusted EBITDA guidance,” said Co-Founder and CEO, Bryce Maddock.  “We have seen a pick up in momentum among some of our largest clients and continued strong new client sales. So we are increasing the lower end of our full-year revenue guidance by $25 million. We now expect 2024 revenues to be between $925 million and $950 million. We expect to return to year-over-year revenue growth in the second quarter and to achieve annual revenue growth at any point in our updated guidance range.”
First Quarter 2024 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended March 31,
	2024	2023	% Change
Service revenue	$227,470	$235,306	(3.3)%
GAAP net income	$11,714	$9,509	23.2%
GAAP net income margin	5.1%	4.0%
Non-GAAP Adjusted Net Income	$27,272	$32,511	(16.1)%
Non-GAAP Adjusted Net Income margin	12.0%	13.8%
GAAP diluted EPS	$0.13	$0.09	44.4%
Non-GAAP Adjusted EPS	$0.30	$0.32	(6.3)%
Adjusted EBITDA	$50,605	$55,033	(8.0)%
Adjusted EBITDA margin	22.2%	23.4%
Net cash provided by operating activities	$51,177	$43,683	17.2%
Free Cash Flow	$47,605	$38,439	23.8%
Conversion of Adjusted EBITDA	94.1%	69.8%
•Added 1,400 teammates since the fourth quarter, ending the first quarter of 2024 with 49,600 teammates.
•The only BPO provider to be recognized as a Leader in each of the Everest Group’s Trust and Safety Services PEAK Matrix® Assessment 2024, Financial Crime and Compliance Operations Services PEAK Matrix® Assessment 2024 and Data Annotation and Labeling Solutions for AI/ML PEAK Matrix® Assessment 2024.
•Repurchased 0.3 million shares in the first quarter ended March 31, 2024.
•Net Debt to Adjusted EBITDA leverage ratio was 0.4 times.
“We outperformed our guidance as a result of new client ramps and existing client volumes, both of which came in better than we expected. Our global delivery model continued to demonstrate its strength, with particularly strong growth in Latin America,” said Balaji Sekar, Chief Financial Officer. “Along with managing our cost structure, we also delivered on our cash flow goals while continuing to make strategic investments. We now anticipate full year 2024 total revenues to be in the range of $925 million to $950 million. We are maintaining our Adjusted EBITDA margin and Free Cash Flow guidance.”

Second Quarter and Full Year 2024 Outlook
For the second quarter and full year 2024, TaskUs expects its financial results to include1, 2:

2024 Outlook
	Second Quarter	Full Year
Revenue (in millions)	$230 to $232	$925 to $950
Revenue change (YoY) at midpoint	0.8%	1.4%
Adjusted EBITDA Margin[1]	22.0% to 22.5%	22% to 23%
Free Cash Flow (in millions)[2]	N/A	$120 to $130
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. At the mid-point of our guidance, net cash provided by operating activities for the full year 2024 is expected to be approximately $164 million and purchase of property and equipment is expected to be approximately $39 million. Our Free Cash Flow and net cash provided by operating activities guidance excludes the impact of certain litigation costs, which are non-recurring and outside the ordinary course of business, due to the unpredictability of the costs and timing of payments.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s first quarter 2024 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET. Analysts and investors who wish to participate in the call can register by visiting https://register.vevent.com/register/BIa75dd55520e44a14a713730a652b678b. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available on the same website for 12 months following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect, and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, Technology, FinTech, and HealthTech. As of March 31, 2024, TaskUs had a worldwide headcount of approximately 49,600 people across 27 locations in 12 countries, including the United States, the Philippines, and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “Second Quarter and Full Year 2024 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire and retain new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; our inability to anticipate clients’ needs by adapting to market and technology trends; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Conversion of Adjusted EBITDA. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Heidi Lemmetyinen
heidi.lemmetyinen@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2024	2023
Service revenue	$227,470	$235,306
Operating expenses:
Cost of services	135,411	137,762
Selling, general, and administrative expense	52,904	64,294
Depreciation	10,789	9,661
Amortization of intangible assets	4,985	5,124
Loss (gain) on disposal of assets	(177)	65
Total operating expenses	203,912	216,906
Operating income	23,558	18,400
Other income, net	(202)	(2,177)
Financing expenses	5,538	5,099
Income before income taxes	18,222	15,478
Provision for income taxes	6,508	5,969
Net income	$11,714	$9,509
Net income per common share:
Basic	$0.13	$0.10
Diluted	$0.13	$0.09
Weighted-average number of common shares outstanding:
Basic	88,795,211	97,561,650
Diluted	91,849,886	100,952,573

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$165,350	$125,776
Accounts receivable, net of allowance for credit losses of $1,658 and $1,978, respectively	165,494	176,812
Income tax receivable	1,042	2,021
Prepaid expenses and other current assets	24,170	23,909
Total current assets	356,056	328,518
Noncurrent assets:
Property and equipment, net	61,777	68,893
Operating lease right-of-use assets	39,144	44,326
Deferred tax assets	5,915	4,857
Intangibles	187,771	192,958
Goodwill	217,613	218,108
Other noncurrent assets	6,235	6,542
Total noncurrent assets	518,455	535,684
Total assets	$874,511	$864,202
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$24,684	$26,054
Accrued payroll and employee-related liabilities	40,346	40,291
Current portion of debt	9,747	8,059
Current portion of operating lease liabilities	15,107	15,872
Current portion of income tax payable	12,035	7,451
Deferred revenue	4,120	4,077
Total current liabilities	106,039	101,804
Noncurrent liabilities:
Income tax payable	4,620	4,621
Long-term debt	252,885	256,166
Operating lease liabilities	26,605	31,475
Accrued payroll and employee-related liabilities	4,354	3,978
Deferred tax liabilities	25,184	25,214
Other noncurrent liabilities	230	233
Total noncurrent liabilities	313,878	321,687
Total liabilities	419,917	423,491
Total shareholders’ equity	454,594	440,711
Total liabilities and shareholders’ equity	$874,511	$864,202

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$11,714	$9,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,789	9,661
Amortization of intangibles	4,985	5,124
Amortization of debt financing fees	149	149
Loss (gain) on disposal of assets	(177)	65
Benefit from credit losses	(258)	—
Unrealized foreign exchange losses (gains) on forward contracts	1,497	(6,336)
Deferred taxes	(1,094)	(90)
Stock-based compensation expense	10,235	13,464
Changes in operating assets and liabilities:
Accounts receivable	11,296	8,070
Prepaid expenses and other current assets	(331)	(16)
Operating lease right-of-use assets	3,941	3,825
Other noncurrent assets	207	34
Accounts payable and accrued liabilities	(3,866)	(5,356)
Accrued payroll and employee-related liabilities	805	3,520
Operating lease liabilities	(4,374)	(3,310)
Income tax payable	5,614	5,789
Deferred revenue	47	(417)
Other noncurrent liabilities	(2)	(2)
Net cash provided by operating activities	51,177	43,683
Cash flows from investing activities:
Purchase of property and equipment	(3,572)	(5,244)
Investment in loan receivable	—	(1,000)
Net cash used in investing activities	(3,572)	(6,244)
Cash flows from financing activities:
Payments on long-term debt	(1,688)	(675)
Proceeds from employee stock plans	195	209
Payments for taxes related to net share settlement	(1,574)	(257)
Payments for stock repurchases	(2,597)	(6,374)
Net cash used in financing activities	(5,664)	(7,097)
Increase in cash and cash equivalents	41,941	30,342
Effect of exchange rate changes on cash	(2,367)	2,677
Cash and cash equivalents at beginning of period	125,776	133,992
Cash and cash equivalents at end of period	$165,350	$167,011

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended March 31,
	2024	2023
Net income	$11,714	$9,509
Provision for income taxes	6,508	5,969
Financing expenses	5,538	5,099
Depreciation	10,789	9,661
Amortization of intangible assets	4,985	5,124
EBITDA	$39,534	$35,362
Transaction costs(1)	—	245
Earn-out consideration(2)	—	6,648
Foreign currency losses (gains)(3)	1,014	(1,982)
Loss (gain) on disposal of assets	(177)	65
Severance costs(4)	487	1,218
Litigation costs(5)	300	—
Stock-based compensation expense(6)	10,564	13,672
Interest income(7)	(1,117)	(195)
Adjusted EBITDA	$50,605	$55,033
Net Income Margin(8)	5.1%	4.0%
Adjusted EBITDA Margin(8)	22.2%	23.4%
(1) Represents professional service fees related to non-recurring transactions.
(2) Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3) Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents interest earned on short-term savings, time-deposits and money market funds.
(8) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended March 31,
	2024	2023
Net income	$11,714	$9,509
Amortization of intangible assets	4,985	5,124
Transaction costs(1)	—	245
Earn-out consideration(2)	—	6,648
Foreign currency losses (gains)(3)	1,014	(1,982)
Loss (gain) on disposal of assets	(177)	65
Severance costs(4)	487	1,218
Litigation costs(5)	300	—
Stock-based compensation expense(6)	10,564	13,672
Tax impacts of adjustments(7)	(1,615)	(1,988)
Adjusted Net Income	$27,272	$32,511
Net Income Margin(8)	5.1%	4.0%
Adjusted Net Income Margin(8)	12.0%	13.8%
(1) Represents professional service fees related to non-recurring transactions.
(2) Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3) Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense and earn-out consideration.
(8) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended March 31,
	2024	2023
GAAP diluted EPS	$0.13	$0.09
Per share adjustments to net income(1)	0.17	0.23
Adjusted EPS	$0.30	$0.32

Weighted-average common shares outstanding – diluted	91,849,886	100,952,573
(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended March 31,
	2024	2023
Net cash provided by operating activities	$51,177	$43,683
Purchase of property and equipment	(3,572)	(5,244)
Free Cash Flow	$47,605	$38,439
Conversion of Adjusted EBITDA(1)	94.1%	69.8%
(1) Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.